Exhibit 99.1

Press contact:

Jessica Liddell

ICR, Inc.

FivePR@icrinc.com

203-682-8200

Investor Contact:

Farah Soi

ICR, Inc.

203-682-8200

FIVE BELOW APPPOINTS JOEL ANDERSON CEO

Tom Vellios Appointed Executive Chairman; David Schlessinger Remains on the Board

PHILADELPHIA, PA—December 4, 2014—Five Below, Inc. (NASDAQ: FIVE), the leading retailer of trend-right, high-quality, extreme-value merchandise for pre-teens, teens and beyond, today announced that Joel Anderson, President and COO of Five Below has been appointed President and Chief Executive Officer and elected as a member of the Company’s Board of Directors, effective February 1, 2015. Current CEO and Co-founder, Tom Vellios will work with Mr. Anderson in the coming months to ensure a smooth and orderly transition and will remain active in the Company in the role of Executive Chairman. Current Executive Chairman and Co-Founder David Schlessinger will remain on the Board of Directors and continue to support Joel and the entire Five Below team.

“Over the last 12 years, we have built an incredibly exciting retail brand with a very loyal customer base and universal appeal, passionate associates and supportive shareholders,” said Tom Vellios. “As proud as we are about where Five Below is today, we are even more optimistic about the future. With only 366 stores today, there is a long runway for growth. With that in mind, a smooth leadership transition has always been a part of the plan and, in Joel, we believe we have found the right leader to help realize the full potential of this amazing growth opportunity. Since joining the Company, Joel has hit the ground running, immersing himself in all aspects of the business, in particular merchandising, marketing and stores. With an exceptionally strong and diverse retail background, we are confident Joel has the right vision, discipline and expertise to continue to deliver on the promise of newness and value to our customers, while also delivering consistent and profitable growth to our shareholders.”

“Since joining Five Below, I have worked closely with Tom, David and the team and have the highest regard for the talented group of people at Five Below and the differentiated customer value proposition,” said Joel Anderson. “This is a truly unique concept in the retail industry with a tremendous growth opportunity. I am honored to have the privilege to lead this exciting brand and feel fortunate to have Tom as a resource, and benefit from his continued involvement in the business as Executive Chairman.”

“A succession plan and smooth transition of leadership at Five Below is something that Tom and I, together with the Board, have been working on for a while now,” said David Schlessinger. “I know I speak for the entire Five Below team and the Board when I say that Joel is the right person for the job. This is the right time and the right team to lead this great company to new heights.”

Mr. Anderson joined Five Below in July 2014, bringing more than 20 years of experience in the retail sector, most recently as President and CEO of Walmart.com, the multi-billion dollar U.S. dotcom business unit. He oversaw all aspects of the business including merchandising, marketing, operations and overall site experience. Additionally, he successfully accelerated the strategy from a pure play dotcom to a multi-channel retailer. Prior to joining Wal-Mart, Mr. Anderson was responsible for all aspects of the retail and direct business units at Lenox Group. He previously spent twelve years at Toys “R” Us, Inc. in various roles and activities including marketing, dotcom, new ventures and operations.

In a separate press release issued today, Five Below announced the Company’s third quarter fiscal 2014 financial results. To view the release or for more information, please visit the Company’s investor relations website at http://investor.fivebelow.com/releases.cfm.

About Five Below:

Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia. For more information, visit www.fivebelow.com.

Forward-Looking Statements:

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management’s current views and estimates regarding the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company’s strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company’s continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to extreme weather, risks relating to the Company’s distribution centers, quality or safety concerns about the Company’s merchandise, events that may affect the Company’s vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, risks associated with leasing substantial amounts of space, and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including risk factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended February 1, 2014 filed with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

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